UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2011

IFLI ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 SW 1 Avenue, Suite 1250, Fort Lauderdale, FL		33301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(954) 767-6339

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 20, 2011 IFLI Acquisition Corp. entered into an Agreement and Plan of Reorganization with SimplePons, Inc., a Delaware corporation (“SimplePons”) whereby we will acquire all of the issued and outstanding capital stock of SimplePons in exchange for shares of our common stock. Under the terms of the agreement, at closing of the reverse merger (the “Reverse Merger”) contemplated thereby:

●	SimplePons’ stockholders will exchange their shares of SimplePons’ common stock for shares of our common stock,
●	SimplePons’ warrant holders will exchange their warrants which are exercisable into shares of SimplePons’ common stock for identical warrants exercisable into shares of our common stock,
●
SimplePons will merge with a wholly-owned subsidiary of our company formed to facilitate the Reverse Merger, with SimplePons as the surviving corporation and thereafter a wholly-owned subsidiary of our company, and

●	Mr. C. Leo Smith, our sole officer and director, will resign and SimplePons’ officers and directors will become our officers and directors.

In addition, at the closing of the Reverse Merger, SimplePons will purchase 1,012,353 shares of our common stock from Insurance Marketing Solutions, LLC, our principal stockholder and an affiliate of Mr. Smith, for $335,000. Following such purchase, these shares shall be cancelled and returned to the status of authorized but unissued shares of our common stock. The closing of the Reverse Merger is subject to a number of conditions precedent. We expect to close the transaction during the fourth quarter of 2011. At closing, it is expected that SimplePons’ stockholders will own approximately 97% of our outstanding common stock, giving effect to the stock repurchase.

About SimplePons

Simplepons™ is a developmental-stage subscription-based local e-commerce savings application (app), designed to connect merchants to consumers by offering buy one get one free (BOGO) or goods and services at a 50% discount or greater. Unlike daily deal websites which solicit their members daily via email to purchase coupons one at a time, Simplepons will sell its customers a mobile app which will contains a bundle of over 100 deals. SimplePons expects to sell its smartphone app and its Local Simplepons discount deal printed book for $20. SimplePons’ geographical concentration is presently in Florida where its business is based, but it expects to expand to other regions of the U.S. during 2012. To date, it has entered into agreements with approximately 500 merchants, including local businesses and regional and national chains. SimplePons’ has completed its initial round of financing and it launched its website at www.simplepons.com in September 2011. Its smartphone app has developed and been submitted to Apple for inclusion in the App Store. It expects to begin generating revenues in the fourth quarter of 2011.

Item 9.01	Financial Statements and Exhibits.

2.2	Agreement and Plan of Reorganization dated October 20, 2011 by and between IFLI Acquisition Corp., IFLI Acquisition Subsidiary Corp. and SimplePons, Inc. *

*           Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. IFLI Acquisition Corp. agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFLI ACQUISITION CORP.

Date: October 20, 2011	By:	/s/ C. Leo Smith
C. Leo Smith, Chief Executive Officer